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                          INDEPENDENT AUDITORS' CONSENT

          We consent to the use of our report dated June 19, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust Morgan Stanley High-Technology 35 Index Portfolio 2000-3 (Registration Statement No. 333-37838), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.




Deloitte & Touche LLP
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Deloitte & Touche LLP
New York, New York
June 19, 2000